Exhibit 99.1

CONTACT:	Kenneth C. Budde	FOR IMMEDIATE RELEASE
Stewart Enterprises, Inc.
110 Veterans Memorial Boulevard
Metairie, Louisiana 70005
504/837-5880

STEWART ENTERPRISES REPORTS EARNINGS UP FOR FIRST QUARTER 2004

METAIRIE, LA, March 9, 2004 . . . Stewart Enterprises, Inc. (Nasdaq NMS: STEI) reported net earnings of $11.7 million or $.11 per diluted share for the quarter ended January 31, 2004. Earnings from continuing operations were $11.4 million or $.11 per diluted share in the first quarter of 2004, including a severance charge of $2.0 million ($1.2 million or $.01 per share after tax). Excluding this charge, earnings per share from continuing operations would have been $12.6 million or $.12 per diluted share in the first quarter of 2004, compared to $8.8 million or $.08 per diluted share for the first quarter of 2003.

William E. Rowe, Chairman and Chief Executive Officer, stated, “I am very pleased with the results of our first quarter of 2004. Both our funeral and cemetery segments performed well, resulting in a 50 percent increase in diluted earnings per share from continuing operations, excluding the severance charge, and considerable increases in revenue and gross profit compared to the first quarter of 2003. The number of families served in our businesses increased while we improved the average revenue per funeral service, achieved an 8 percent increase in our preneed cemetery property sales and achieved a 17 percent increase in our preneed funeral sales. Furthermore, we significantly reduced our costs, resulting in an overall increase in gross profit of nearly 20 percent.”

In September the Company rolled out a set of operating initiatives designed to achieve gains in the following key areas: number of funeral services performed, volume of cemetery property sales, cost structure and employee development. The Company believes these initiatives had a positive impact on its first quarter results.

The Company reported an increase in funeral revenue from continuing operations of $3.1 million for the first quarter of 2004 compared to the first quarter of 2003. This increase was principally due to a 2.2 percent increase in the number of same store services performed during the quarter, combined with an increase in the average revenue per same store funeral call. The Company’s same store funeral operations achieved a 4.2 percent increase in the average price paid per traditional funeral service, and a 4.6 percent increase in the average price paid per cremation service. Those gains were partially offset by a year-over-year reduction in funeral trust earnings and a decrease in the proportion of funerals that were traditional funeral services, resulting in an overall 1.2 percent increase in the average revenue per funeral call for the quarter. The contribution of trust earnings recognized as revenue upon the delivery of preneed funerals was lower in the first quarter of 2004 than in the comparable period of 2003 due to lower investment returns realized in the Company’s preneed funeral trust funds during previous years.

During the third quarter of 2003, the Company increased its focus on preneed funeral sales as part of its operating initiative to increase the number of services performed in its funeral segment. The Company reported a 15 percent increase in preneed funeral sales in the fourth quarter of 2003 over 2002, and for the first quarter of 2004, the Company reported an increase in preneed funeral sales of 17 percent over the first quarter of 2003.

Mr. Rowe stated, “Since we rolled out our preneed sales initiatives, we continue to produce significant increases in preneed funeral sales. Similar to our cemetery business, preneed selling is one of the primary drivers of market share growth in our funeral segment. Preneed selling not only adds to our backlog, but we believe it also strengthens our at-need performance in the near-term. I am proud of the results produced by our preneed sales organization during these past two quarters.”

Cemetery revenue from continuing operations increased $1.5 million during the first quarter of 2004 compared to the first quarter of 2003, primarily due to an increase in cemetery property sales. Property sales increased 12 percent in the fourth quarter of 2003 over 2002, and 8 percent in the first quarter of 2004 over the first quarter of 2003. The Company attributes the significant improvements over the past two quarters to its cemetery property sales initiative announced in September.

Mr. Rowe added, “Our property sales for the quarter are right in line with our goal to increase preneed property sales by 5 to 10 percent during fiscal year 2004. We continue to view sales of cemetery property as the catalyst for growth in our cemetery segment because it creates a new customer base for our businesses, results in high margins, produces current positive cash flow and can be recognized as current income.”

The Company announced that cash flow from operations for the first quarter of 2004 was $36.0 million, and free cash flow was $32.1 million. (See tables under “Reconciliation of Non-GAAP Financial Measures.”) As of January 31, 2004, the Company had outstanding debt of $463 million.

Mr. Rowe concluded, “We believe that our operating initiatives and our strategic dispositions have set the stage for improved operating performance. We are encouraged by our first quarter results, and we will continue to work hard to capture all revenue enhancement opportunities and to manage all areas of expense in our Company.”

Information regarding the Company’s earnings and cash flow forecasts and the principal assumptions used in those forecasts can be found in this release under the heading “Company Forecasts for Continuing Operations in Fiscal Year 2004.”

First Quarter Results From Continuing Operations

•	Funeral revenue increased $3.1 million to $74.2 million, principally due to a 2.2 percent increase in the number of same store services performed combined with a 1.2 percent increase in the average revenue per same store call.

•	The Company’s same store businesses achieved average revenue increases of 4.2 percent per traditional funeral service and 4.6 percent per cremation service for the quarter, partially offset by a year-over-year reduction in funeral trust earnings and an increase in the proportion of non-traditional funerals.

•	Trust earnings recognized upon the delivery of preneed funerals in fiscal year 2004 were lower than in the prior year due to lower investment returns realized on the Company’s preneed funeral trust funds during previous years.

•	The cremation rate for the Company’s same store businesses was 36.5 percent for the first quarter of 2004 compared to 35.8 percent for the first quarter of 2003.

•	Cemetery revenue increased $1.5 million to $55.6 million, primarily due to an increase in cemetery property sales.

•	The Company realized an annual average return of 4.7 percent in its perpetual care trust funds during the first quarter of 2004 compared to 4.2 percent in the comparable period of 2003.

•	Funeral margins were 30.7 percent compared to 26.6 percent for the same period in 2003. The 410 basis-point improvement in funeral margins resulted from increased funeral service revenue as discussed above, combined with reduced funeral costs, primarily salaries, wages and benefits, resulting from the Company’s cost reduction initiatives.

•	Cemetery margins were 25.2 percent compared to 22.5 percent for the same period in 2003. The 270 basis-point improvement in cemetery margins resulted from increased property sales as discussed above, combined with reduced cemetery costs, primarily salaries, wages and benefits, resulting from the Company’s cost reduction initiatives.

•	Gross profit increased $5.7 million to $36.8 million in the first quarter of 2004 from $31.1 million in the first quarter of 2003 as a result of the increases in funeral and cemetery revenue discussed above, combined with reduced costs, primarily salaries, wages and benefits, resulting from the Company’s cost reduction initiatives.

•	Corporate general and administrative expenses decreased $0.4 million to $3.9 million in the first quarter of 2004 from $4.3 million in the first quarter of 2003, primarily due to a reduction in salaries and benefits.

•	During the first quarter of 2004, the Company incurred a severance charge of $2.0 million related to workforce reductions.

•	Interest expense decreased $1.1 million to $12.5 million due to a $65.0 million decrease in the average debt outstanding during the first quarter of 2004 compared to the first quarter of 2003, which was partially offset by an approximate 20 basis point increase in the average interest rate for the period.

•	Other income (expense) decreased $1.1 million to ($0.2) million in the first quarter of 2004 compared to $0.9 million in the first quarter of 2003. The decrease in other income (expense) is due to a write-down of certain marketable securities.

Depreciation and Amortization

•	Depreciation and amortization from continuing operations was $12.7 million in the first quarter of 2004 compared to $12.9 million in the first quarter of 2003.

•	Depreciation and amortization from total operations was $12.9 million in the first quarter of 2004 compared to $13.4 million for the corresponding period in 2003.

Cash Flow Results And Debt For Total Operations

•	Net cash provided by operating activities for the first quarter of 2004 was $36.0 million, compared to negative $7.7 million for the first quarter of 2003.

•	The increase in net cash provided by operating activities is due primarily to a $33.2 million tax refund received during the first quarter of 2004 resulting from a change in tax accounting methods for cemetery merchandise revenue. The increase is also due to the improvement in earnings combined with a $4.0 million increase in accrued expenses due to the timing of payroll.

•	Free cash flow for the first quarter of 2004 was $32.1 million, compared to negative $10.6 million for the first quarter of 2003. (See table under “Reconciliation of Non-GAAP Financial Measures.”)

•	Since the announcement of its stock repurchase program in June of 2003, the Company had invested approximately $9.1 million to repurchase 1.7 million shares as of March 4, 2004.

•	As of January 31, 2004, the Company had outstanding debt of $463.3 million and cash and marketable securities of $17.0 million.

•	As of March 4, 2004, the Company had outstanding debt of $462.3 million and cash and marketable securities of $21.6 million.

Founded in 1910, Stewart Enterprises is the third largest provider of products and services in the death care industry in the United States, currently owning and operating 290 funeral homes and 148 cemeteries. Through its subsidiaries, the Company provides a complete range of funeral merchandise and services, along with cemetery property, merchandise and services, both at the time of need and on a preneed basis.

Stewart Enterprises, Inc. will host its quarterly conference call for investors to discuss first quarter results today at 10 a.m. Central Standard Time. The teleconference dial-in number is 877-691-0879. From outside the continental United States, call 973-582-2745. Interested parties may also listen to the live conference call via the Internet through Stewart Enterprises’ website at http://www.stewartenterprises.com. To participate, please call the number or go to the website at least 15 minutes prior to the call. A replay of the call will be available on the Company’s website until March 23, 2004. Additional investor information is available at http://www.stewartenterprises.com.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended January 31,
	2004	2003
Revenues:
Funeral	$74,196	$71,127
Cemetery	55,642	54,070

Total revenues	129,838	125,197

Costs and expenses:
Funeral	51,429	52,240
Cemetery	41,568	41,880

Total costs and expenses	92,997	94,120

Gross profit	36,841	31,077
Corporate general and administrative expenses	3,913	4,300
Severance charge	1,993	—

Operating earnings	30,935	26,777
Interest expense	(12,521)	(13,577)
Investment income	69	87
Other income (expense), net	(154)	883

Earnings from continuing operations before income taxes	18,329	14,170
Income taxes	6,965	5,384

Earnings from continuing operations	11,364	8,786

Discontinued operations:
Earnings from discontinued operations before income taxes	586	1,108
Income taxes	222	421

Earnings from discontinued operations	364	687

Net earnings	$11,728	$9,473

Basic earnings per common share:
Earnings from continuing operations	$.11	$.08
Earnings from discontinued operations	—	.01

Net earnings	$.11	$.09

Diluted earnings per common share:
Earnings from continuing operations	$.11	$.08
Earnings from discontinued operations	—	.01

Net earnings	$.11	$.09

Weighted average common shares outstanding (in thousands):
Basic	107,878	108,043

Diluted	108,098	108,320

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE PERIODS ENDED JANUARY 31, 2004 AND 2003
(Unaudited)

(Dollars in millions)

The Company uses adjusted EBITDA from continuing operations and free cash flow as financial measures. These financial measures are not in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and are intended to supplement, rather than replace or supersede, any information presented in accordance with GAAP. The reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure is presented below and is also available through Stewart Enterprises’ website at www.stewartenterprises.com in the investor information section.

EBITDA is defined as earnings plus depreciation, amortization, interest expense and income taxes from continuing operations. In the first quarter of 2004, the Company recorded a severance charge of $2.0 million related to workforce reductions announced in December 2003, which is included in EBITDA from continuing operations presented below. Adjusted EBITDA from continuing operations, which excludes the severance charge, is also provided below. EBITDA margins are calculated by dividing adjusted EBITDA from continuing operations by revenue from continuing operations.

Management believes that adjusted EBITDA is a useful measure for providing additional insight into the Company’s operating performance as it eliminates the effects of certain financing decisions and accounting effects. Management believes that adjusted EBITDA is used by investors and lenders to compare the Company’s performance with prior periods; the Company’s presentation of adjusted EBITDA herein is consistent with the calculation of adjusted EBITDA as presented by the Company in the past. Due to the Company’s significant cash investment in preneed activity, management does not view adjusted EBITDA as a measure of the Company’s cash flow. Investors should be aware that adjusted EBITDA may not be comparable to similarly titled measures presented by other companies. The following tables provide reconciliations between net earnings (the GAAP financial measure that the Company believes is most directly comparable to adjusted EBITDA) and adjusted EBITDA from continuing operations for the first quarter ended January 31, 2004 and 2003:

Adjusted EBITDA from Continuing Operations	Three Months Ended January 31,
	2004	2003
Net earnings	$11.7	$9.5
Less: Earnings from discontinued operations	.3	.7

Earnings from continuing operations	11.4	8.8
Add: Depreciation and amortization from continuing operations	12.7	12.9
Add: Interest expense	12.5	13.6
Add: Income tax expense from continuing operations	6.9	5.4

EBITDA from continuing operations	43.5	40.7
Add: Severance charge	2.0	—

Adjusted EBITDA from continuing operations	$45.5	$40.7

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE PERIODS ENDED JANUARY 31, 2004 AND 2003
(Unaudited)

(Dollars in millions)

Free cash flow is defined as net cash provided by (used in) operating activities less maintenance capital expenditures. Management believes that free cash flow is a useful measure of the Company’s ability to repay debt, make strategic investments, repurchase stock or pay dividends (subject to the restrictions in its debt agreements). The following table provides a reconciliation between net cash provided by (used in) operating activities (the GAAP financial measure that the Company believes is most directly comparable to free cash flow) and free cash flow for the first quarter ended January 31, 2004 and 2003:

Free Cash Flow	Three Months Ended January 31,
	2004	2003
Net cash provided by (used in) operating activities	$36.0	$(7.7)
Less: Maintenance capital expenditures	3.9	2.9

Free cash flow	$32.1	$(10.6)

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

COMPANY FORECASTS FOR CONTINUING OPERATIONS IN FISCAL YEAR 2004

Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The forecasts included herein were prepared by the Company’s management for the purpose of providing all investors with forward-looking financial information frequently sought by the investment community. The forecasts have not been audited or otherwise approved by the Company’s independent accountants or by any regulatory authority.

Accuracy of the forecasts is dependent upon assumptions about events that change over time and is thus susceptible to periodic change based on actual experience and new developments. The Company cautions readers that it assumes no obligation to update or publicly release any revisions to the forecasts made herein and, except to the extent required by applicable law, does not intend to update or otherwise revise the forecasts more frequently than quarterly.

The forecasts are based on a variety of estimates and assumptions made by management of the Company with respect to, among other things, industry performance; general economic, market, industry and interest rate conditions; preneed and at-need sales activities and trends; fluctuations in cost of goods sold and other expenses; capital expenditures; the anticipated impact of the recent workforce reduction and other recently announced initiatives; success and timing of selling certain under-performing operations; and other matters that cannot be accurately predicted, may not be realized and are subject to significant business, economic and competitive uncertainties, all of which are difficult to predict and many of which are beyond the Company’s influence or control. Accordingly, there can be no assurance that the assumptions made in preparing the forecasts will prove accurate, and actual results may vary materially from those contained in the forecasts. Factors that could cause actual results to differ materially from the forecasts are more fully described in Item 7 of the Company’s Form 10-K for the year ended October 31, 2003.

For these reasons, the forecasts should not be regarded as an accurate prediction of future results, but only of results that may be obtained if substantially all of management’s principal expectations and assumptions are realized. The Company does not represent or warrant, and assumes no responsibility for, the completeness, accuracy or reliability of the forecasts.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

COMPANY FORECASTS FOR CONTINUING OPERATIONS IN FISCAL YEAR 2004
(Unaudited)

In the first quarter of 2004, the Company recorded a severance charge of $2.0 million ($1.2 million or $.01 per share after tax) related to workforce reductions announced in December 2003. Including the severance charge, diluted earnings per share for continuing operations for fiscal year 2004 are expected to be in the range of $.36 to $.40. Excluding the severance charge, the Company expects diluted earnings per share from continuing operations to be in the range of $.37 to $.41. The Company expects to generate $77 to $86 million in cash flow from operations, including the $33 million tax refund received in December 2003 due to a change in the tax accounting methods for cemetery merchandise revenue.

Principal Assumptions

The Company’s 2004 forecast for continuing operations is based on the following principal assumptions:

(1)	An increase in revenue of 1 to 3 percent for continuing operations and a corresponding increase in the associated direct costs.

(2)	The increase in revenue is expected to be driven by an increase in the average revenue per service performed of about 2 to 3 percent, excluding any impact from funeral trust earnings, and an increase in preneed property sales of 5 to 10 percent.

(3)	Increases in average revenue per service performed may be partially offset by a decrease in the number of families served by continuing operations in 2004 as compared to 2003. The upper end of the forecast range assumes that these businesses will serve the same number of families during fiscal year 2004 as in 2003, and the lower end assumes a possible reduction in the number of families served of up to 3 percent, which is in line with trends over previous years.

(4)	Total revenue from trust earnings, including earnings recognition from funeral, cemetery and perpetual care trust funds, is expected to be about the same as that recognized in 2003.

(5)	The Company’s cost-saving initiatives, including the reduction in workforce, are expected to reduce costs by $16 to $20 million. These cost savings are expected to be partially offset by about $8 to $10 million in normal inflation of costs remaining in the business, assuming an inflation rate of about 2 percent.

(6)	The Company expects to use cash flow from operations to maintain its facilities at a level comparable to 2003, to reduce debt and to repurchase stock, or for growth initiatives as appropriate.

(7)	The potential impact on the Company’s financial statements of FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities,” which is effective for the second quarter of fiscal year 2004, has not yet been determined and is not reflected in the Company’s 2004 forecast for continuing operations. For further information regarding FIN 46, see Note 3(c) to the consolidated financial statements included in Item 8 of the Company’s form 10-K.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

COMPANY FORECASTS FOR CONTINUING OPERATIONS IN FISCAL YEAR 2004
(Unaudited)

(Dollars in millions, except per share amounts)

Second Quarter 2004 Forecast

Income Statement Items
Revenue	$125 - $140
Gross profit	$32 - $40
Operating earnings	$28 - $35
Interest expense	$12 - $14
Earnings per share (diluted)	$.09 - $.12
Earnings	$10 - $13
Add: Depreciation and amortization	$12 - $14
Add: Interest expense	$12 - $14
Add: Income taxes	$6 - $8

EBITDA	$40 - $49

Fiscal Year 2004 Forecast

Income Statement Items
Revenue	$500 - $520
Gross profit	$125 - $140
Severance charge	$2 - $3
Operating earnings	$107 - $120
Interest expense	$47 - $51
Earnings	$39 - $43
Add: Depreciation and amortization	$50 - $54
Add: Interest expense	$47 - $51
Add: Income taxes	$24 - $27

EBITDA	$160 - $175
Add: Severance charge	$2 - $3

Adjusted EBITDA	$162 - $178

Cash Flow Items
Net cash provided by operating activities	$77 - $86
Less: Maintenance capital expenditures	$16 - $17

Free Cash Flow	$61 - $69

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

CAUTIONARY STATEMENTS

This press release may include forward-looking statements that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “will” and similar expressions. These forward-looking statements rely on assumptions, estimates and predictions that could be inaccurate and that are subject to risks and uncertainties that could cause actual results to differ materially from our goals or expectations. These risks and uncertainties include, but are not limited to:

•	changes in economic conditions and consumer confidence levels;

•	effects on our trust fund and escrow accounts of changes in stock and bond prices and interest and dividend rates;

•	effects on earnings and cash flow of increased costs;

•	effects on preneed sales of changes made to contract terms, sales force compensation, or a weakening economy;

•	our ability to generate sufficient cash to service our debt;

•	effects on our market share, prices, revenues and margins of intensified price competition or improved advertising and marketing by competitors, including increased offerings of products or services over the Internet;

•	effects of increases in interest rates on our variable-rate long-term debt;

•	effects of covenant restrictions under our senior secured credit facility and senior subordinated note indenture on our flexibility in operating our business;

•	our ability to consummate acquisitions;

•	impact of recent workforce reductions and other recently announced initiatives;

•	our ability to sell certain under-performing operations;

•	effects of changes in the number of deaths in our markets on revenues;

•	effects of increasing numbers of cremations on our revenues and market share;

•	our ability to respond effectively to changing consumer preferences;

•	effects of changes in revenue on our cash flow and profits;

•	effects of regulatory and legal changes on our costs and cash flow;

•	effects of changes in accounting principles on our reported results, including the potential impact of FIN 46;

and other risks and uncertainties described in our Form 10-K for the year ended October 31, 2003 and our other filings with the SEC. We disclaim any obligation or intent to update or revise any forward-looking statements in order to reflect events or circumstances after the date of this release.

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